EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of Scientific Industries, Inc., and Subsidiaries (the Company) of our report dated April 17, 2023, relating to the Company’s consolidated financial statements as of December 31, 2022 and for the six-month period ended December 31, 2022, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ Macias Gini & O’Connell LLP

Melville, New York

June 23, 2023